UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2013

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2013, the Board of Directors of iPass Inc. amended iPass’s Bylaws by adding a new Article XIII providing that unless iPass consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of iPass, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of iPass to iPass or iPass’s stockholders, (iii) any action asserting a claim against iPass or any director or officer or other employee of iPass arising pursuant to any provision of the Delaware General Corporation Law or iPass’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against iPass or any director or officer or other employee of iPass governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Article XIII as added to the iPass Inc. Bylaws is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amendment to the iPass Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Karen Willem
	Name:	Karen Willem
	Title:	Senior Vice President and Chief Financial Officer

Dated: August 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the iPass Inc. Amended and Restated Bylaws